EXHIBIT 23.1


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the General Employment Enterprises, Inc. 1997 Stock Option Plan of our report dated November 7, 1996 with respect to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in its Annual Report (Form 10-
KSB) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                           ERNST & YOUNG LLP



April 11, 1997